Exhibit 10.2

Execution Version

SECURITY AGREEMENT

dated as of

February 5, 2024,

among

VELOCITY COMMERCIAL CAPITAL, LLC,

as the Issuer,

VELOCITY FINANCIAL, INC.,

as Parent

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent

-i-

TABLE OF CONTENTS

(continued)

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Equity; Pledged Debt; Pledged Residual Interests; Securities and Deposit Accounts
Schedule III	Commercial Tort Claims
Schedule IV	Intellectual Property

Exhibits

Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Copyright Short Form Security Agreement
Exhibit III	Form of Trademark Short Form Security Agreement
Exhibit IV	Form of Patent Short Form Security Agreement

-ii-

This SECURITY AGREEMENT is entered into, as of February 5, 2024 (this “Agreement”), by and among VELOCITY FINANCIAL, INC., a Delaware corporation (“Parent”), VELOCITY COMMERCIAL CAPITAL, LLC, a California limited liability company (the “Issuer” and, together with Parent and each Subsidiary Party that, at the option of the Issuer, becomes a party hereto from time to time, collectively the “Grantors” and each, a “Grantor”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

WHEREAS, reference is hereby made to the respective Note Purchase Agreements, each dated as of February 5, 2024, by and among Parent, the Issuer, the Collateral Agent, as collateral agent, and each respective Purchaser party thereto (collectively, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which the Issuer’s 9.875% Senior Secured Notes due 2029 (together with any Additional Notes, as defined in the Note Purchase Agreement, the “Notes”) were issued;

WHEREAS, in connection with the issuance of the Notes under the Note Purchase Agreement, each Grantor has agreed to secure such Grantor’s Secured Notes Obligations (as defined below) as set forth herein; and

WHEREAS, each Grantor acknowledges that it has directly and indirectly benefited, and will directly and indirectly benefit, from the transactions evidenced and contemplated by the Note Purchase Agreement and the other Collateral Documents.

ACCORDINGLY, in consideration of the agreement, provisions and covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Terms Defined in Note Purchase Agreement.

(a) Capitalized terms used in this Agreement (including the preliminary statement hereto) and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 22.4 of the Note Purchase Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Absolute Assignment” means, individually and collectively, each of those certain Absolute Assignments of Loan and Loan Documents and incorporated herein by reference (or such other form required under the applicable Law of the applicable jurisdiction where any Underlying Mortgaged Property is located), executed by the applicable Notes Party in favor of the Collateral Agent, together with, as applicable, any other assignment of loans, notes, and/or mortgages or other security instruments executed by the applicable Notes Party in favor of the Collateral Agent from time to time in relation to any Collateral, which assignments may be recorded in each jurisdiction where any Underlying Mortgaged Property is located (pursuant to the terms and provisions of this Agreement), and as the same may be modified, amended or restated from time to time.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Article 9 Collateral” has the meaning assigned to such term in SECTION 3.01(a).

“Closing Date” shall have the meaning given to such term in the Note Purchase Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Account” means any collateral account established by the Collateral Agent as provided in Section 4.04.

“Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Collateral Requirement” means, at any time, the requirement that:

(a) the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 5 of the Note Purchase Agreement, the terms of this Agreement or from time to time pursuant to Section 10.7 or Section 10.8 of the Note Purchase Agreement, subject to the limitations and exceptions of this Agreement, duly executed by each Notes Party party thereto;

(b) the Secured Notes Obligations shall have been secured by a legal, valid, perfected first-priority security interest, subject, as to priority, to any Permitted Liens, in (i) all the Equity Interests of the Issuer and (ii) all Equity Interests of each Subsidiary Party (other than any Warehouse Facility Entity and, insofar as they constitute Equity Interests, Residual Interests held by any Securitization Depositor Entity) and (iii) all Equity Interests of each Securitization Depositor Entity, in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction);

(c) the Secured Notes Obligations shall have been secured by a legal, valid, perfected first-priority security interest, subject, as to priority, to any Permitted Liens, in the Residual Interests owned by each Grantor (other than the Equity Interests in any Warehouse Facility Entity);

(d) the Secured Notes Obligations shall have been secured by a perfected security interest in, and Mortgages on, substantially all now owned or, in the case of real property, fee owned or ground leased, or at any time hereafter acquired tangible and intangible assets of each Grantor (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, intellectual property in the United States of America, other general intangibles, Material Real Property and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction);

(e) Solely to the extent that a third party is holding the loans on behalf of the Issuer in a custodial capacity (a “Custodian”), with respect to each Mortgage Loan owned by any Grantor (and not subject to Permitted Warehouse Indebtedness), and the Underlying Mortgage(s) securing such Mortgage Loan, the Collateral Agent shall have received a counterpart, duly executed and delivered by such Grantor and the Custodian, of a Custodial Agreement and such Grantor shall have delivered to the Collateral Agent or, if then applicable, Custodian pursuant hereto or, if applicable to such Custodial Agreement, (i)(A) all original (x) Mortgage Notes and any other original promissory notes executed in conjunction with such Mortgage Loans, and (y) allonges executed by each applicable prior holder of such Mortgage Note (if not originated by such Grantor) and such Grantor, evidencing (I) the appropriate chain of title to such Grantor, and (II) the security interest granted by such Grantor in favor of the Collateral Agent and (B) all other items that the Collateral Agent must receive possession of to obtain a perfected security interest (via possession) in such Mortgage Loan, and (ii) an Absolute Assignment, executed by such Grantor and in the appropriate form for recording with the appropriate Governmental Authority; provided, however, that (A) no such Absolute Assignment shall be effective unless and until it is executed by or on behalf of the Collateral Agent and (B) when no Event of Default has occurred and is continuing, (x) such Absolute Assignment shall not be executed by or on behalf of the Collateral Agent or be sent for recording with any Governmental Authority and (y) the Collateral Agent shall not otherwise take any action to give effect to such Absolute Assignment;

(f) subject to limitations and exceptions of this Agreement and the Collateral Documents, to the extent a security interest in and Mortgages on any Material Real Property are required pursuant to clause (d) above or under Section 10.7 or Section 10.8 of the Note Purchase Agreement (each, a “Mortgaged Property”), the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner or ground lessee of such Material Real Property in form suitable for filing or recording in all filing or recording offices that are reasonably necessary or desirable in order to create a valid and subsisting perfected Lien (subject only to Liens described in clause (ii) below) on the applicable Material Real Property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value) and (ii) fully paid policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property naming the Collateral Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns (the “Mortgage Policies”) issued by a nationally recognized title insurance company in form and substance and in an amount reasonably acceptable to the Required Holders (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting first priority Liens, subject, as to priority, to any Permitted Liens, on the property described therein, free and clear of all Liens other than Liens permitted to be on such Collateral pursuant to Section 11.2 of the Note Purchase Agreement and other Liens reasonably acceptable to the Collateral Agent as directed by the Required Holders in writing. Notwithstanding the foregoing, with respect to any ground leased Material Real Property, to the extent that any requirement of this clause (f) shall require the consent or other action of the ground lessor of such Material Real Property, then the applicable Grantor shall be deemed to have complied with such requirement of this clause (f) if the applicable Grantor has made commercially reasonable efforts to obtain the consent or other action, as required, of the ground lessor of such Material Real Property in order to fulfill such requirement;

(g) within thirty (30) days of the Closing Date (or such longer period as the Required Holders may agree in writing in their discretion), the Collateral Agent shall have received insurance certificates from the Grantors’ insurance broker or other evidence reasonably satisfactory to the Required Holders that all insurance required to be maintained pursuant to Section 10.2 of the Note Purchase Agreement is in full force and effect and such certificates shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as it interests may appear and (ii) in the case of casualty insurance policy, contain a lenders loss payable clause or endorsement, reasonably satisfactory in form and substance to the Required Holders, that names the Collateral Agent, on behalf of the Noteholders, as the lenders loss payee thereunder;

(h) after the Closing Date, at the option of the Issuer in the Issuer’s reasonable discretion, each Subsidiary of Parent that is not then a Grantor (other than Excluded Subsidiaries) can be made a Grantor hereunder pursuant to a joinder agreement in accordance with Section 5.13 hereof; and

(i) the Collateral Agent shall have received (x) a counterpart, duly executed and delivered by the applicable Grantor and the applicable bank, securities intermediary or commodity intermediary, as the case may be, of each Existing Control Agreement with respect to (i) each deposit account maintained by any Grantor in the United States of America with any bank, (ii) each securities account maintained by any Grantor in the United States of America with any securities intermediary and (iii) each commodity account maintained by any Grantor in the United States of America with any commodity intermediary (in the case of each of clauses (i) through (iii), other than any such account constituting an Excluded Account) (provided that, in the case of any deposit account, securities account or commodity account maintained by a Grantor in the United States of America that satisfies any clauses (i) through (iii) after the Closing Date, this requirement shall be required to be satisfied with a customary Control Agreement within 45 days thereafter (or such longer period as the Required Holders may agree in writing in their discretion) and (y) to the extent any Trust Receipt Account is not subject to a Control Agreement, a copy of a customary Sweep Agreement with respect to such Trust Receipt Account, duly executed and delivered by the applicable Person and the applicable bank, securities intermediary or commodity intermediary, as the case may be) (provided that, in the case of any Trust Receipt Account that becomes the same after the Closing Date, this requirement shall be required to be satisfied within 45 days thereafter (or such longer period as the Required Holders may agree in writing in their discretion)).

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Note Document to the contrary:

(A) the foregoing definition shall not require, unless otherwise stated in this clause (A) or in the definition of “Excluded Assets”, the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance or taking other actions with respect to any Excluded Assets; provided that, notwithstanding anything to the contrary herein, this clause (A) shall not limit the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance or taking other actions with respect to, and Excluded Assets shall not include, (1) any Proceeds of any assets referred to in clauses (i) through (xiv) of the definition of “Excluded Assets” (unless such Proceeds would independently constitute assets referred to in clauses (i) through (xiv) of the definition of “Excluded Assets”), (2) any Residual Interests owned by the Issuer (other than the Equity Interests in any Warehouse Facility Entity) and (3) any Equity Interest in any Securitization Depositor Entity or any proceeds thereof;

(B) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S., including any intellectual property registered in any non-U.S. jurisdiction, or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction);

(C) the Required Holders in their discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where it reasonably determines in writing, in consultation with the Issuer, that the creation or perfection of security interests and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents;

(D) The Collateral Agent shall have no duty or obligation to (i) act as Custodian or (ii) take possession of or hold any documents related to Mortgage Loans, as described in (e) of this definition; and

(E) Liens required to be granted from time to time pursuant to the Collateral Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.

“Collateral Documents” has the meaning assigned to such term in the Note Purchase Agreement.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means, with respect to any deposit account, securities account or commodity account maintained by any Grantor, a control agreement in form and substance reasonably satisfactory to the Collateral Agent (or the Controlling Collateral Agent) and the Required Holders, duly executed and delivered by such Grantor and the bank, the securities intermediary or the commodity intermediary, as the case may be, with which such account is maintained.

“Controlling Collateral Agent” has the meaning assigned to such term in the Equal Priority Intercreditor Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now owned or hereafter acquired by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright (determined as if references to the Grantor in the definition of Copyright were references to the third party) now owned or hereafter acquired by any third party, and all rights of such Grantor under any such agreement.

“Copyright Short Form Security Agreement” means an agreement substantially in the form of Exhibit II hereto.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work, whether registered or unregistered, arising under the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any country), including those listed on Schedule IV.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Issuer, any of its subsidiaries, or any Securitization Entity or Warehouse Facility Entity for the purpose of providing credit support (that is reasonable and customary for such Indebtedness under then-prevailing market terms for such Indebtedness) with respect to any Permitted Securitization Indebtedness or Permitted Warehouse Indebtedness.

“Custodian” shall have the meaning given to such term in clause (e) of the definition of “Collateral Requirement”.

“Equity Interests” shall be given the meaning assigned to such term in the Note Purchase Agreement.

“Equity Priority Intercreditor Agreement” means that certain equal priority intercreditor agreement, dated as of February 5, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Issuer, the Parent, the other Grantors from time to time party thereto, the Collateral Agent, as the 2029 notes collateral agent, U.S. Bank Trust Company, National Association, as the 2027 notes collateral agent, and each additional agent from time to time party thereto.

“Excluded Account” means (a) any payroll account so long as such payroll account is a zero balance account, (b) deposit or securities accounts, amounts on deposit or value of the securities held in which, on an individual account basis, do not exceed $1,000,000 in the aggregate at any one time; provided that deposit accounts and securities accounts may only be treated as Excluded Accounts pursuant to this clause (b) so long as the amount on deposit or value of the securities held in all such accounts on an aggregate combined basis does not exceed $5,000,000 at any one time, (c) withholding tax and fiduciary accounts, (d) any collection account, reserve account or other similar account established and solely utilized in accordance with any Permitted Securitization Indebtedness or Permitted Warehouse Indebtedness, (e) all deposit accounts primarily used for payment of payroll, taxes or employee benefits and (f) mortgage servicing accounts maintained by the a Grantor as servicer or special servicer on behalf of a third-party, so long as such mortgage servicing accounts are used solely for servicing purposes.

“Excluded Assets” shall mean (i) any fee owned real property (other than Material Real Properties) and any leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters), (ii) (A) motor vehicles and other assets subject to certificates of title and (B) commercial tort claims where the amount of damages claimed by the applicable Grantor is less than $2,000,000 (it being understood that all such assets are still intended to constitute Collateral, even though perfection beyond a Uniform Commercial Code filing is not required hereunder), (iii) any particular asset if, to the extent and for so long as the pledge thereof or the security interest therein is prohibited by Law (including any requirement to obtain consent of any Governmental Authority) other than to the extent such prohibition is expressly deemed ineffective under the Uniform Commercial Code or other applicable Law or principle or equity and except that proceeds and receivables thereof shall constitute Collateral, (iv) Equity Interests in any Person other than Parent, the Issuer and their wholly-owned subsidiaries (other than any Warehouse Facility Entity) that cannot be pledged without the consent of one or more third parties other than Parent, the Issuer or any of its or their wholly-owned subsidiaries (other than to the extent such restriction is expressly deemed ineffective under the Uniform Commercial Code or other applicable Law or principle of equity and except that proceeds and receivables thereof shall constitute Collateral), (v) (A) any permitted contract, lease, instrument, license, state or local franchise, charter and authorization, if, to the extent and for so long as the pledges thereof and security interests therein are prohibited by such permitted contract, lease, instrument, license, state or local franchise, charter and authorization, in each case, except to the extent that such prohibition is expressly deemed ineffective under the Uniform Commercial Code or other applicable Law or principle of equity, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective (or such prohibition is deemed ineffective) under the Uniform Commercial Code or other applicable Law or principle of equity, and (B) any assets subject to purchase money liens or capital leases, if, to the extent and for so long as the pledges thereof and security interests therein are prohibited by contracts relating to such purchase money liens or capital leases, in each case, except to the extent that such prohibition is expressly deemed ineffective under the Uniform Commercial Code or other applicable Law or principle of equity, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective (or such prohibition is deemed ineffective) under the Uniform Commercial Code or other applicable Law or principle of equity, (vi) licenses, leases, other agreements to the extent that the Collateral Agent may not validly possess a security interest therein under applicable Laws or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization (except to the extent any such prohibition is expressly deemed ineffective under the Uniform Commercial Code or other applicable Law or principle of equity and except that proceeds and receivables thereof shall constitute Collateral), (vii) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to Parent, the Issuer or any of its wholly-owned subsidiaries, as determined in the reasonable judgment of the Issuer, (viii) letter of credit rights, except to the extent constituting a support obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (ix) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law, (x) any letter of credit rights to the extent a Grantor is required by applicable law to apply the proceeds of a drawing of the related letter of credit for a specific purpose, (xi) mortgage servicing accounts maintained by a Grantor as servicer or special servicer on behalf of a third-party, so long as such mortgage servicing accounts are used solely for servicing purposes, (xii) “Purchased Items” or “Purchased Assets” or any similar term for assets subject to repurchase under any Warehouse Facility Documentation for any Permitted Warehouse Indebtedness or assets subject to Permitted Liens described under clause (o) of such definition in the Note Purchase Agreement, (xiii) Equity Interests in Century Health & Housing Capital, LLC and (xiv) any particular assets if, as reasonably determined by the Issuer, the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets or obtaining title insurance is excessive in relation to the benefits to be obtained therefrom by the Noteholders under the Note Documents.

“Excluded Subsidiaries” shall mean (i) any Subsidiary that is not a wholly owned (other than in respect of Equity Interests issued to directors, officers and employees of such Subsidiary) Subsidiary of the Issuer on the Closing Date or at the time it becomes a Subsidiary of the Issuer, (ii) any Subsidiary that is prohibited by applicable law or contractual obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Notes or if guaranteeing the Notes would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (iii) any other Subsidiary with respect to which, in the reasonable judgment of the Issuer, the burden or cost or other consequences (including any material adverse tax consequences) of providing a guarantee shall be excessive in view of the benefits to be obtained by the Noteholders therefrom, (iv) any Securitization Entity and/or (v) any Warehouse Facility Entity.

“Existing Control Agreement” shall mean (i) that certain Securities Account Control Agreement dated as of March 15, 2022 (as amended, restated, waived, supplemented and/or otherwise modified from time to time) among the Issuer, as the debtor, U.S. Bank Trust Company, National Association, as the secured party, and U.S. Bank National Association, as the securities intermediary and (ii) that certain Deposit Account and Sweep Investment Control Agreement dated as of March 15, 2022 (as amended, restated, waived, supplemented and/or otherwise modified from time to time) among the Issuer, the Parent, U.S. Bank Trust Company, National Association, as the secured party, and Wells Fargo Bank, National Association, as the bank.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, swap agreements and other agreements), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” has the meaning assigned to such term in the preamble hereto.

“Guarantee” shall have the meaning given to such term in the Note Purchase Agreement.

“Insurance” means (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) key man life insurance policies, if any.

“Intellectual Property” means any and all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor and arising under the laws of the United States or any other country, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements, income, fees, royalties, damages, claims and payments now and hereafter due and/or payable with respect to any of the foregoing, rights to sue for past, present and future infringement, misappropriation or other violations of the foregoing, and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Collateral” means Collateral consisting of Intellectual Property.

“Intercompany Note” shall mean an intercompany a promissory note, dated as of March 15, 2022 (as amended and restated as of the date hereof), executed and delivered by the Grantors.

“Issuer” has the meaning assigned to such term in the preamble hereto.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

“Material Real Property” means any fee owned or ground leased real property (including any REO Assets that are not pledged in connection with any Permitted Warehouse Indebtedness or any Permitted Securitization Indebtedness) owned by the Issuer or the Parent, as applicable, with a fair market value in excess of $5,000,000 (at the Closing Date or, with respect to real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Issuer in good faith in accordance with GAAP).

“Mortgage Loan” shall have the meaning given to such term in the Note Purchase Agreement.

“Mortgage Note” shall have the meaning given to such term in the Note Purchase Agreement.

“Mortgage Policies” has the meaning set forth in clause (f) of the definition of “Collateral Requirement.”

“Mortgaged Property” has the meaning set forth in clause (f) of the definition of “Collateral Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Note Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Required Holders with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered pursuant to Sections 10.7 and Section 10.8 of the Note Purchase Agreement, in each case, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the state of New York.

“Notes” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Note Documents” shall mean the Notes, the Note Purchase Agreement and the Collateral Documents.

“Note Purchase Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar case or proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Parent” has the meaning assigned to such term in the preamble hereto.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now owned or hereafter acquired by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent (determined as if references to the Grantor in the definition of Patent were references to the third party), now owned or hereafter acquired by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patent Short Form Security Agreement” means an agreement substantially in the form of Exhibit IV hereto.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar office in any other country), including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Paying Agent” shall mean the Paying Agent as defined in the Note Purchase Agreement, initially UMB Bank, National Association.

“Perfection Certificate” shall mean the Perfection Certificate, dated as of the date hereof, executed and delivered to the Collateral Agent by the Grantors.

“Permitted Liens” means, with respect to any Collateral, (i) any nonconsensual Lien that is permitted pursuant to Section 11.2 of the Note Purchase Agreement and has priority as a matter of law and (ii) Liens that are expressly permitted to be on such Collateral and to rank, in right of priority, pari passu with or senior to the Liens on such Collateral securing the Secured Notes Obligations, in each case, pursuant to Section 11.2 of the Note Purchase Agreement.

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (a) in connection with any Securitization, any Warehouse Indebtedness used to finance the purchase, origination or pooling of any Securitization Assets subject to such Securitization is repaid in full in connection with such Securitization solely from the net proceeds received by the Issuer and its subsidiaries from the applicable Securitization Issuer Entity, (b) such Securitization Indebtedness shall not constitute an obligation (including any obligation pursuant to a guarantee) of Parent, the Issuer or any of its subsidiaries (other than the applicable Securitization Issuer Entity), (c) such Securitization Indebtedness shall not be secured by any lien on any asset other than the Securitization Assets owned the applicable Securitization Issuer Entity that are subject to such Securitization, (d) any residual interest in the applicable Securitization Issuer Entity shall be held directly by the Issuer or any Subsidiary Party or is subject to a repurchase or similar transaction permitted under the Note Documents, to the extent retained, at the time of the issuance thereof, solely to address bankruptcy remoteness requirements, a Securitization Depositor Entity and (e) in the case of Residual Interests held by the Issuer or a Subsidiary Party, the Secured Note Obligations of such Person shall have been secured by a legal, valid, perfected first-priority security interest therein, subject, as to priority, to any Permitted Liens.

“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided that (a) the aggregate weighted average purchase price, advance rate or similar term under such Warehouse Indebtedness, as measured on an aggregate basis across all outstanding Permitted Warehouse Indebtedness, shall not exceed 95% of the lesser of (i) unpaid principal balance of the mortgage loans, mortgage related securities or other mortgage-related receivables, (ii) acquisition price or (iii) fair market value of the mortgage loans, mortgage related securities, other mortgage-related receivables or “REO” assets, as applicable, under the Warehouse Facility Documentation under the applicable Warehouse Facilities, (b) such Warehouse Indebtedness shall not constitute an obligation (including any obligation pursuant to a guarantee (other than any guarantee of Parent that is reasonable and customary and consistent with past practices of the Issuer and its subsidiaries), but excluding any obligation pursuant to a Credit Enhancement Agreement) of Parent, the Issuer or any of its subsidiaries (other than the entity that is the seller or the Issuer, as applicable, under the Warehouse Facility documentation under the applicable Warehouse Facilities), (c) such Warehouse Indebtedness shall not be secured by any lien on any asset other than (i)(A) the mortgage loans, mortgage related securities, other mortgage-related receivables or “REO” assets, as applicable, acquired or originated with the proceeds of, or financed or refinanced (including through repurchase or similar arrangements) in order to further acquire or originate assets with respect to, such Warehouse Indebtedness and (B) any intangible contract rights and proceeds of, and other, related documents, records and assets directly related to the assets set forth in the preceding clause (i)(A) of this clause (c) and (ii) the equity interests of any Warehouse Facility Entity and (d) any residual interest in any Warehouse Facility Entity shall be held directly by the Issuer or a subsidiary; provided, further that solely as of the date of the incurrence of such Warehouse Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to Parent, the Issuer or any of its subsidiaries (other than any Warehouse Facility Entity) to satisfy claims with respect to such Warehouse Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) realizable value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness. The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP. Indebtedness under each of the Warehouse Facilities in effect on the Closing Date is Permitted Warehouse Indebtedness.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Residual Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability company certificates, trust certificates, pass-through certificates, asset-backed notes or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Receivable” means any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance (including, without limitation, any Account).

“REO Asset” shall have the meaning given to such term in the Note Purchase Agreement.

“Required Holders” shall have the meaning assigned to such term in the Note Purchase Agreement.

“Residual Interests” means any residual or retained ownership interest (which may constitute Equity Interests, Indebtedness or any other interests) held by or acquired by the Issuer or a subsidiary in any Securitization Entity or any Warehouse Facility Entity, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP. For the avoidance of doubt, (a) all of the ownership interests in any Securitization Issuer Entity (including (i) pass-through certificates representing undivided beneficial ownership interests in the assets of any Securitization Issuer Entity and (ii) asset-backed notes issued by any Securitization Issuer Entity backed by the assets of such Securitization Issuer Entity) held by or acquired by the Issuer or a subsidiary, (b) all of the Equity Interests in any Securitization Depositor Entity held by or acquired by the Issuer or a Subsidiary and (c) all of the Equity Interests in any Warehouse Facility Entity held by or acquired by the Issuer or a Subsidiary, in each case, shall constitute Residual Interests.

“Satisfaction” has the meaning assigned to such term in the Note Purchase Agreement.

“Secured Notes Obligations” means Obligations in respect of the Notes, the Note Purchase Agreement (including the Guarantee), and the Collateral Documents relating to the Notes.

“Secured Parties” means the Collateral Agent and the Noteholders.

“Securitization” means a public or private transfer, sale or financing of mortgage loans (collectively, “Securitization Assets”) by which the Issuer or any of its subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified mortgage loans to a Securitization Entity.

“Securitization Assets” has the meaning specified in the definition of “Securitization.”

“Securitization Depositor Entity” means any special purpose subsidiary established exclusively for the purpose of selling, depositing or contributing Securitization Assets into a Securitization Issuer Entity and/or holding securities in any Securitization Issuer Entity; provided that (a) such entity is a direct, wholly owned subsidiary of the Issuer or a wholly owned Subsidiary Party, (b) the obligations of such entity are secured by a legal, valid, perfected first-priority security interest in all of the equity interests of such entity, subject, as to priority, to any Permitted Liens, (c) such entity does not own any residual interests, except for those retained, at the time of the issuance thereof, solely to address bona fide bankruptcy remoteness requirements, (d) the organization documents of such person are not less restrictive on the activities of such entity than, or otherwise more adverse to the holders than, the organization documents of VCC Mortgage Securities (as in effect on the Closing Date) and (e) such entity is in compliance in all respects with the provisions of the Note Purchase Agreement regarding securitizations.

“Securitization Entity” means (a) any Securitization Issuer Entity and (b) any Securitization Depositor Entity; provided that, to the extent that any Securitization Entity engages in any business or business activity for which such Securitization Entity was not exclusively established or formed, such Securitization Entity shall not constitute a Securitization Entity. As of the Closing Date, VCC Mortgage Securities, LLC and the Issuer’s existing consolidated securitization trusts shall be deemed to satisfy the requirements of the foregoing definition.

“Securitization Indebtedness” means indebtedness of the Issuer or any of its subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings.

“Securitization Issuer Entity” means any entity established exclusively for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities).

“Security Agreement Supplement” means an agreement substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Subsidiary” shall have the meaning given to such term in the Note Purchase Agreement.

“Subsidiary Parties” each Subsidiary of the Issuer that, at the option of the Issuer, becomes a party to this Agreement, as a Subsidiary Party after the Closing Date.

“Sweep Agreement” means, with respect to any Trust Receipt Account, a “sweep” agreement in customary form, duly executed and delivered by the applicable Person and the bank, the securities intermediary or the commodity intermediary, as the case may be, with which such Trust Receipt Account is maintained, pursuant to which such depository, securities intermediary or commodity intermediary will agree to sweep automatically amounts deposited therein on a daily basis to a deposit account subject to a Control Agreement.

“Termination Date” shall mean the date of Satisfaction.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now owned or hereafter acquired by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark (determined as if references to the Grantor in the definition of Trademark were references to the third party) now owned or hereafter acquired by any third party, and all rights of any Grantor under any such agreement.

“Trademark Short Form Security Agreement” means an agreement substantially in the form of Exhibit III hereto.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor arising under the laws of the United States: (a) all trademarks, service marks, trade names, domain names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general indicators of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States, and all extensions or renewals thereof, including those listed on Schedule IV, and (b) all goodwill associated therewith or symbolized thereby.

“Trust Receipt Account” means each deposit, securities, commodity or similar account maintained by any Person in which trust proceeds are deposited in connection with any Permitted Securitization Indebtedness (including, without limitation, the deposit account of the Issuer at Wells Fargo Bank, National Association with the account number ending in 2976).

“Underlying Mortgage” shall have the meaning given to such term in the Note Purchase Agreement.

“Underlying Mortgaged Property” shall have the meaning given to such term in the Note Purchase Agreement.

“Underlying Obligor” shall have the meaning given to such term in the Note Purchase Agreement.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (a) finance or refinance the purchase, origination or funding by the Issuer or any of its subsidiaries of, provide funding to the Issuer or any of its subsidiaries through the transfer of, loans, mortgage related securities and other mortgage-related receivables purchased or originated by the Issuer or any of its subsidiaries in the ordinary course of business or (b) finance or refinance the carrying of “REO” assets related to loans and other mortgage-related receivables purchased or originated by the Issuer or any of its subsidiaries, provided that such purchase, origination, pooling, funding, refinancing and carrying is in the ordinary course of business.

“Warehouse Facility Documentation” means the documentation governing the terms of any Warehouse Facility Entity or any Warehouse Indebtedness.

“Warehouse Facility Entity” means VCC Capital Source Financing, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Issuer, Velocity ABF, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Issuer, VCC ND, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Issuer, or any other direct, wholly owned subsidiary of the Issuer that may enter into a Warehouse Facility from time to time; provided that (a) such entity shall not engage in any business or activity other than the ownership, operation and maintenance of Mortgage Loans acquired by such entity, and activities incidental thereto, (b) such entity shall not own any material assets other than Mortgage Loans acquired by such entity, and such incidental personal property as may be necessary for the operation of the Mortgage Loans, (c) such entity shall not incur any Indebtedness except pursuant to the Warehouse Facility Documentation to which such entity is a party and (d) 100% of the Equity Interests in such entity shall be held directly by the Issuer.

“Warehouse Indebtedness” means indebtedness in connection with a Warehouse Facility; the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Notes Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a legal, valid and enforceable continuing security interest in, all of such Grantor’s right, title and interest in, to and under, whether now owned or hereafter acquired or arising: all Equity Interests held by it and listed opposite the name of such Grantor on Schedule II, all other Equity Interests held by or obtained in the future by such Grantor and the certificates, if any, representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include Excluded Assets;

(ii) (A) the debt securities, promissory notes and other instruments evidencing Indebtedness owned by it and listed opposite the name of such Grantor on Schedule II and (B) all debt securities, promissory notes (including Intercompany Notes) and all other instruments evidencing Indebtedness held by or obtained in the future by such Grantor (the debt securities, promissory notes and instruments referred to in clauses (A) and (B) of this clause (ii) are collectively referred to as the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Assets;

(iii) all Residual Interests held by it and listed opposite the name of such Grantor on Schedule II, all other Residual Interests held by or obtained in the future by such Grantor and the certificates or instruments, if any, representing all such Residual Interests (the “Pledged Residual Interests”); provided that the Pledged Residual Interests shall not include Excluded Assets;

(iv) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Agreement;

(v) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities or other property referred to in clauses (i), (ii), (iii) and (iv) above;

(vi) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii), (iv) and (v) above; and

(vii) all Proceeds of any of the foregoing

(the items referred to in clauses (i) through (vii) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Collateral.

(a) Each Grantor agrees promptly (but in any event within 5 days after receipt by such Grantor (or such longer period as the Collateral Agent may agree at the written direction of the Required Holders)) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock or note powers duly executed in blank or other undated instruments of transfer reasonably necessary and by such other undated instruments and documents as are customary or as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as reasonably necessary. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that: Schedule II correctly sets forth, as of the Closing Date and as of each date on which a supplement to Schedule II is delivered to the Collateral Agent, (i) the percentage of the issued and outstanding units or shares (as applicable) of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, Residual Interests, debt securities, promissory notes and instruments required to be pledged hereunder in order to satisfy the Collateral Requirement and (ii) under the headings “Securities Accounts” and “Deposit Accounts” respectively, all of the Securities Accounts and Deposit Accounts in which each Grantor has an interest (and that are not Excluded Assets);

(b) each of the Grantors has good and valid rights in and title to the Pledged Collateral with respect to which it has purported to grant a security interest in such Pledged Collateral pursuant hereto and has full power and authority to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without consent or approval of any other Person other than consent or approval that has been obtained;

(c) the Pledged Equity, Pledged Debt (with respect to Pledged Debt issued by a Person other than Parent, the Issuer or a Subsidiary of Parent, solely to the best of the Issuer’s knowledge) and Pledged Residual Interests have been duly and validly authorized and issued by the issuers thereof and (i) the case of Pledged Equity (other than Pledged Equity consisting of limited liability company interests or partnership interests, which cannot be fully paid or nonassessable), are fully paid and nonassessable, (ii) in the case of Pledged Debt (with respect to Pledged Debt issued by a Person other than the Parent, the Issuer or a Subsidiary of the Issuer, solely to the best of the Issuer’s knowledge), are legal, valid and binding obligations of the issuers thereof and (iii) in the case of Pledged Residual Interests, are (A) legal, valid and binding obligations of the issuers thereof or (B) (other than Pledged Residual Interests consisting of trust certificates, limited liability company interests or partnership interests, which cannot be fully paid or nonassessable), are fully paid and nonassessable, as the case may be;

(d) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Note Purchase Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities, including, without limitation, those Pledged Securities indicated on Schedule II, as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 11.2 of the Note Purchase Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents and (B) Liens that are expressly permitted to be on the Pledged Collateral pursuant to Section 11.2 of the Note Purchase Agreement, and (iv) will defend its title or interest thereto or therein against all Persons and the security interest hereunder against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(d)), however arising, of all Persons whomsoever;

(e) except for restrictions and limitations imposed by the Note Documents, securities laws generally, or with respect to limited liability companies (other than with respect to the Equity Interests of VCC Mortgage Securities), limited liability company laws, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(f) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(g) no consent or approval of any Governmental Authority, any securities exchange or any other Person is or will be necessary for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(h) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent, for the benefit of the Secured Parties, will obtain a legal, valid, perfected first-priority (subject to any Permitted Liens) lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Notes Obligations; and

(i) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

Subject to the terms of this Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent (as directed by the Required Holders) with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Note Purchase Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets to the extent of such exclusion.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Any equity interest in any limited liability company or limited partnership controlled now or in the future by any Grantor and required to be pledged under Section 2.01 shall either (a) be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC, and shall be delivered to the Collateral Agent or (b) not have been elected to be treated as a “security” within the meaning of Article 8 of the New York UCC and shall not be represented by a certificate; provided that, without the prior written consent of the Required Holders, no equity interest in any limited liability company or limited partnership that is a Securitization Depositor Entity shall elect to be treated as a “security” within the meaning of Article 8 of the New York UCC. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. Such Grantor hereby agrees that if any of the Pledged Collateral are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law, if necessary or desirable to perfect a security interest in such Pledged Collateral, upon the reasonable request of the Collateral Agent or the Required Holders, cause such pledge to be recorded on the equity holder register or the books of the issuer and execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent, for the benefit of the Secured Parties, the right to transfer such Pledged Collateral under the terms hereof.

SECTION 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Note Purchase Agreement and the other Note Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Note Purchase Agreement or any other Note Document or the ability of the Secured Parties to exercise the same.

(ii) At the Grantors’ sole cost and expense, the Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Note Purchase Agreement, the other Note Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity, Pledged Debt or Pledged Residual Interests, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment reasonably requested by the Collateral Agent).

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers (as directed by the Required Holders). After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06.

(d) Each Grantor hereby consents, in its capacity as shareholder, member, manager or partner of any Person in which such Grantor holds an Equity Interest, to (i) the pledge of any Equity Interests in any such Person under Section 2.01 and (ii) the transfer of any Equity Interests in any such Person, in each case resulting from the Collateral Agent’s exercise of rights and remedies pursuant to Section 4.01.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Notes Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in, to or under any and all of the following assets and properties, wherever located, and whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts, including Receivables;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims described on Schedule III hereto, as such Schedule may be supplemented from time to time pursuant to Section 3.04(d);

(iv) all Deposit Accounts, Securities Accounts and Commodity Accounts;

(v) all Letter of Credit Rights;

(vi) all Documents;

(vii) all Equipment;

(viii) all General Intangibles;

(ix) all Instruments;

(x) all Insurance;

(xi) all Inventory and other Goods;

(xii) all Fixtures;

(xiii) all Investment Property;

(xiv) all Intellectual Property;

(xv) all Money;

(xvi) all Residual Interests;

(xvii) all Mortgage Loans;

(xviii) all Collateral Accounts;

(xix) all books and records pertaining to the Article 9 Collateral;

(xx) all cash, Cash Equivalents and Money (a) held in, or expressly required to be deposited into, any Collateral Account or (b) received by the Collateral Agent, any Noteholder or any other Secured Party as a result of the exercise of remedies in accordance with the Note Documents in respect of the Pledged Securities; and

(xxi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity or warranty payable to any Grantor from time to time with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets.

(b) Each Grantor hereby irrevocably authorizes (but does not obligate) the Collateral Agent, for the benefit of the Secured Parties, at any time and from time to time to file (x) in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor, or words of similar effect or being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates, and (y) solely with respect to Intellectual Property Collateral, with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. Each Grantor agrees to provide such information to the Collateral Agent promptly upon reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d) The pledge and perfection of the Pledged Collateral and the Security Interest is subject to the provisions of the definition of Collateral Requirement.

SECTION 3.02. Representations and Warranties. Each Grantor represents and warrants to the Collateral Agent and the other Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Closing Date and as of each date on which a supplement to the Perfection Certificate is delivered to the Collateral Agent (except that the information therein with respect to the exact legal name and jurisdiction of organization of each Grantor shall be true and correct in all respects). The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Issuer in the Perfection Certificate for filing in the applicable filing offices in the jurisdictions specified in Schedule 1(a) of the Perfection Certificate (or specified by notice from the Issuer to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 10.7 of the Note Purchase Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) The Security Interest constitutes (i) a legal, valid and enforceable continuing security interest in all the Article 9 Collateral securing the payment and performance of the Secured Notes Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than any Permitted Liens.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 11.02 of the Note Purchase Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 11.02 of the Note Purchase Agreement.

(e) All Commercial Tort Claims with an amount in excess of $2,000,000, either individually or in the aggregate, of each Grantor in existence on the date of this Agreement (or on the date upon which such Grantor becomes a party to this Agreement) are described on Schedule III hereto.

(f) With respect to Intellectual Property Collateral, a Copyright Short Form Security Agreement, a Trademark Short Form Security Agreement and a Patent Short Form Security Agreement shall be executed and filed by the Issuer for recordation with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. Notwithstanding anything herein, the Grantors shall not be required to execute any documents (other than this Agreement and any supplements hereto) or take any action to perfect any security interest in respect of non-U.S. Intellectual Property.

(g) On the date hereof, no Grantor is a beneficiary or assignee under any letter of credit with a value in excess of $1,000,000 other than the letters of credit described on Schedule V hereto, which Schedule shall be promptly updated by the applicable Grantor from time to time to reflect any additional Letter of Credit Rights in excess of $1,000,000 obtained since such schedule was last delivered. Each Grantor has instructed all issuers and nominated persons under letters of credit in which the Grantor is the beneficiary or assignee to make all payments thereunder to the Collateral Account.

(h) None of the Grantors has Receivables with respect to which the obligor is a Governmental Authority.

SECTION 3.03. Covenants. Subject to any limitations in the Note Purchase Agreement and the definition of Collateral Requirement:

(a) The Issuer agrees promptly to notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, or (iii) in the jurisdiction of organization of any Grantor, in each case, at least 10 days prior to such change with respect to the Issuer and within at least 10 days of such change with respect to any other Grantor (or such longer period as the Collateral Agent may agree at the direction of the Required Holders).

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary or appropriate to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien (other than any Lien that is expressly permitted to be on the Article 9 Collateral and to rank, in right of priority, pari passu with or senior to the Security Interest, in each case, pursuant to Section 11.2 of the Note Purchase Agreement).

(c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as are reasonably necessary or as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith; and any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $1,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly (but in any event within 10 days after receipt by such Grantor or such longer period as the Collateral Agent may agree as directed by the Required Holders) pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably necessary.

(d) At its option and with the consent of the Required Holders, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 11.2 of the Note Purchase Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Note Purchase Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, in the other Note Documents.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $1,000,000, to secure payment and performance of an Account, such Grantor shall promptly (after receipt by such Grantor or such longer period as the Collateral Agent may agree at the direction of the Required Holders) assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) Each Grantor (rather than the Collateral Agent or any other Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

SECTION 3.04. Other Actions. Subject to any limitations in the Note Purchase Agreement and the definition of Collateral Requirement, in order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than any Instruments that are covered by clause (e) of the definition of “Collateral Requirement”, which Instruments shall be subject to the requirements specified in clause (e) of the definition of “Collateral Requirement”) and (x) evidencing an amount in excess of $1,000,000 or (y) evidencing intercompany indebtedness among Parent, the Issuer and its Restricted Subsidiaries, or any Tangible Chattel Paper constituting Collateral, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as are reasonably necessary or as the Collateral Agent may from time to time reasonably request.

(b) Electronic Chattel Paper. If any amount payable under or in connection with any Collateral owned and possessed by such Grantor shall be or become evidenced by electronic chattel paper (with an individual or aggregate value in excess of the amounts set forth below), such Grantor shall promptly notify the Collateral Agent thereof, and following the written request of the Collateral Agent (acting at the direction of the Required Holders), such Grantor shall promptly take all steps reasonably requested by the Collateral Agent to grant the Collateral Agent (for the benefit of the Secured Parties) control of all such electronic chattel paper for the purposes of Section 9-105 of the New York UCC (or any similar section under any equivalent Uniform Commercial Code) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act; provided, however, the Grantors shall not be required to take any of the foregoing actions with respect to electronic chattel paper having a fair market value less than or equal to $1,000,000.

(c) Deposit Accounts. For each Deposit Account (other than any Excluded Account) that any Grantor at any time opens or maintains, such Grantor shall, either (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent (or the Controlling Collateral Agent) to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor or any other Person, pursuant to an agreement on reasonable and customary terms, or (ii) arrange for the Collateral Agent (or the Controlling Collateral Agent) to become the customer of the depositary bank with respect to such Deposit Account, with the Grantor being permitted, only with the consent of the Collateral Agent (or the Controlling Collateral Agent), to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing or, after giving effect to any withdrawal would occur. The provisions of this paragraph shall not apply to (A) any Deposit Account for which any Grantor, the depositary bank and the Collateral Agent (or the Controlling Collateral Agent) have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent (or the Controlling Collateral Agent) for the specific purpose set forth therein and (B) Deposit Accounts for which the Collateral Agent (or the Controlling Collateral Agent) is the depositary.

(d) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent thereof and, if requested by the Collateral Agent (acting at the direction of the Required Holders), shall, pursuant to an agreement in form reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property are held by any Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, if requested by the Collateral Agent (acting at the direction of the Required Holders), pursuant to an agreement in form satisfactory to the Collateral Agent, shall either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(e) Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $2,000,000 or more, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor and provide supplements to Schedule III describing the details thereof and shall grant to the Collateral Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(f) Intellectual Property. (i) Once every fiscal quarter of the Issuer, with respect to issued patents included in the Patents (or applications therefor), registered Trademarks (or applications therefor) and registered Copyrights (or applications therefor), each Grantor shall notify the Collateral Agent of any such Intellectual Property owned or exclusively licensed by it as of the last day of such period, to the extent that such Intellectual Property is not covered by any previous Copyright Short Form Security Agreement, Trademark Short Form Security Agreement or Patent Short Form Security Agreement so signed and delivered by it. As necessary or upon the Collateral Agent’s reasonable request, such Grantor shall sign and deliver to the Collateral Agent an appropriate Copyright Short Form Security Agreement, Trademark Short Form Security Agreement, Patent Short Form Security Agreement, or such other documents or supplements as are reasonably necessary or reasonably required by the Collateral Agent, with respect to all such Intellectual Property. In each case, it will promptly cooperate to make any necessary or reasonably desirable recordation with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate. Notwithstanding anything herein, the Grantors shall not be required to execute any documents (other than this Agreement and any supplements hereto) or take any action to perfect any security interest in respect of non-U.S. Intellectual Property.

(g) Letter of Credit Rights. If any Grantor shall at any time after the date of this Agreement be a beneficiary under any Letter of Credit with a face value equal to or greater than $1,000,000 or more, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, at the request of the Collateral Agent (acting at the direction of the Required Holders), pursuant to an agreement in form satisfactory to the Collateral Agent, arrange for the issuer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any draw under any such Letter of Credit.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right, as directed by the Required Holders, to exercise any and all rights afforded to a secured party with respect to the Secured Notes Obligations under the Uniform Commercial Code or other applicable Law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent as directed by the Required Holders forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent as directed by the Required Holders that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Notes Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent as directed by the Required Holders shall deem appropriate; (v) cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent as directed by the Required Holders shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained); and (vi) take control of the Proceeds of all or any part of the Collateral. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may as directed by the Required Holders (in their sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may as directed by the Required Holders, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent (as directed by the Required Holders) shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Notes Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent as directed by the Required Holders may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds.

(a) Subject to the terms of the Equal Priority Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, pursuant to the exercise by the Collateral Agent of its remedies under this Agreement and the other Collateral Documents, together with any other sums held by the Collateral Agent pursuant to the Note Purchase Agreement, this Agreement or the Collateral Documents, as follows:

FIRST, to the Paying Agent and Collateral Agent for amounts due under Section 16.1 of the Note Purchase Agreement;

SECOND, to Noteholders for amounts due and unpaid on the Notes for the principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

THIRD, without duplication, to Noteholders for any other Obligations owing to the Noteholders under the Note Purchase Agreement and the Notes; and

FOURTH, to the Issuer or as otherwise directed by a court of competent jurisdiction.

The Collateral Agent shall determine (as directed by the Required Holders, who shall have absolute discretion) the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money therefor by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(b) In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied by the Paying Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Notes Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Paying Agent of any amounts distributed to it.

SECTION 4.03. Grant of License to Use Intellectual Property. Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement upon and during the continuance of an Event of Default at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and subject to any assignment of rights in Intellectual Property Collateral to the Collateral Agent in accordance with Section 4.01, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a worldwide exclusive license (subject to then-existing encumbrances and exercisable without payment of royalty or other compensation to the Grantors) to use, sell (in accordance with Section 4.01) and, solely to the extent necessary for the purposes herein, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored in the possession and control of a Grantor; provided that (i) such license shall be subject to the rights of any licensee under a license granted prior to such Event of Default and (ii) such license shall only be granted to the extent not in violation of any then-existing licensing or other agreements or arrangements. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent as directed by the Required Holders, only upon the occurrence and during the continuation of an Event of Default, provided that any license or sublicense entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors during the continuation of an Event of Default and will terminate upon any subsequent cure of such Event of Default.

SECTION 4.04. Certain Matters Relating to Receivables and other Proceeds. (a) Each Grantor is hereby authorized to collect such Grantor’s Receivables, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any supporting obligation and diligently exercise each material right it may have under any Receivable and any supporting obligation, in each case, at its own expense consistent with its reasonable business judgment; provided, however, that the Collateral Agent may, as directed by the Required Holders, curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent, as directed by the Required Holders, at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be promptly (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.04, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.

(b) In addition to the rights of the Secured Parties specified in Section 4.04(a) with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents and checks shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent under this Section 4.04(b) shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Secured Notes Obligations and shall not constitute payment thereof until applied as provided in Section 4.02.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 19 of the Note Purchase Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Issuer as provided in Section 19 of the Note Purchase Agreement.

SECTION 5.02. Waivers; Amendment.

(a) No failure or delay by the Collateral Agent or any Noteholder in exercising any right, remedy, power or privilege hereunder or under any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder, or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Collateral Agent and the Noteholders hereunder and under the other Note Documents are cumulative and are not exclusive of any rights, remedies, powers and privileges that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Noteholder may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 18.1 of the Note Purchase Agreement.

SECTION 5.03. Collateral Agent’s and Secured Parties’ Fees and Expenses.

(a) The parties hereto agree that the Collateral Agent and Secured Parties shall be entitled to reimbursement of its and their expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Section 16.1 of the Note Purchase Agreement, as if each reference therein to “the Issuer” were a reference to “the Grantors”.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Note Document, the resignation or removal of the Collateral Agent, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Notes Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable within 30 days of written demand therefor or automatically in the case of any acceleration pursuant to Section 13.1 of the Note Purchase Agreement.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall also bind and inure to the benefit of their respective permitted successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Note Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of the Note Documents, regardless of any investigation made by any Noteholder or on its behalf and notwithstanding that the Collateral Agent or any Noteholder may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Note Purchase Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any fee or any other amount payable under any Note Document is outstanding and unpaid.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by electronic transmission (i.e., a “PDF” or “TIF”) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Note Purchase Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08. [Reserved].

SECTION 5.09. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a) The terms of Sections 22.7 and 22.8 of the Note Purchase Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Security Interest Absolute. All rights of the Collateral Agent and each Noteholder hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Note Purchase Agreement, any other Note Document, any agreement with respect to any of the Secured Notes Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Notes Obligations, or any other amendment or waiver of or any consent to any departure from the Note Purchase Agreement, any other Note Document or any other agreement or instrument, (c) any exchange, release or nonperfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Notes Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Notes Obligations or this Agreement.

SECTION 5.12. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Notes Obligations and any Liens arising therefrom shall be automatically released upon the Termination Date.

(b) In connection with any termination or release pursuant to paragraph (a) of this Section 5.12 or clause (a) of Section 23.8 of the Note Purchase Agreement, the Collateral Agent shall, upon receipt of a certificate from a Responsible Officer of the Issuer stating that such release is permitted and that all covenants and conditions precedent in the Note Documents to such release have been complied with, execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.12 shall be without recourse to or warranty by the Collateral Agent.

SECTION 5.13. Additional Grantors. At the option of the Issuer (in the Issuer’s sole discretion), one or more Subsidiaries of Issuer may to enter in this Agreement as Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of a Security Agreement Supplement, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.14. Collateral Agent Appointed Attorney-in-Fact. Each Grantor irrevocably (i) makes, constitutes and hereby appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable, to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, and (ii) grants Collateral Agent an IRREVOCABLE PROXY to vote such Collateral in any manner Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be, and hereby is coupled with an interest and shall be irrevocable which appointment of power-of-attorney and granting of irrevocable proxy and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right and as directed by the Required Holders, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance; (i) to make all determinations and decisions with respect thereto; (j) to obtain or maintain the policies of insurance required by Section 10.2 of the Note Purchase Agreement or paying any premium in whole or in part relating thereto; and (k) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a final non appealable judgment of a court of competent jurisdiction. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 30 days of demand or automatically in the case of any acceleration pursuant to Section 13.1 of the Note Purchase Agreement, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby. Each Grantor covenants and agrees that on the date that is thirty (30) days prior to the date of expiration (by operation of applicable law) of the irrevocable proxy granted pursuant to Section 5.14 hereto, such Grantor shall automatically be deemed to grant the Collateral Agent a new irrevocable proxy, on the same terms and subject to the same conditions as those previously granted pursuant to Section 5.14. Upon the reasonable written request of the Collateral Agent and subject to Section 5.15(b), such Grantor agrees to deliver to the Collateral Agent, on behalf of the Collateral Agent and the other Secured Parties, such further evidence of such irrevocable proxy or such further irrevocable proxies to enable the Secured Party to vote the Collateral after the occurrence and during the continuance of an Event of Default.

SECTION 5.15. General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Note Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

SECTION 5.16. Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer or any other Notes Party in respect of the Secured Notes Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Notes Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 5.17. The Collateral Agent. The Collateral Agent shall be entitled to all of the protections, immunities, rights and indemnities provided to it in the Note Purchase Agreement, all of which are hereby incorporated herein by reference, mutatis mutandis. Notwithstanding anything else to the contrary set forth herein, whenever reference is made herein or any other Note Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, (i) such provision shall refer to the Collateral Agent exercising each of the foregoing at the instruction of the Required Holders and (ii) it is understood that in all cases, the Collateral Agent shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence from the Required Holders (or such other number or percentage of Noteholders as shall be expressly provided for in any Note Document) in respect of such action.

SECTION 5.18. Equal Priority Intercreditor Agreements Govern. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Equal Priority Intercreditor Agreement. In the event of any conflict between the terms of the Equal Priority Intercreditor Agreement and this Agreement, the terms of the Equal Intercreditor Agreement shall govern. So long as the Equal Intercreditor Agreement is outstanding, the requirement of this Agreement to deliver Collateral to the Collateral Agent (or any representation or warranty having the effect of requiring the same) shall be deemed satisfied (or any such representation or warranty shall be deemed true by delivery of such Collateral to the Controlling Collateral Agent as bailee of, and behalf of, the Collateral Agent pursuant to Equal Priority Intercreditor Agreement).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

VELOCITY COMMERCIAL CAPITAL, LLC, as the Issuer

By:	/s/ Roland T. Kelly
Name: Roland T. Kelly
Title: General Counsel

VELOCITY FINANCIAL, INC., as Parent

By:	/s/ Roland T. Kelly
Name: Roland T. Kelly
Title: General Counsel

[Signature Page to 2029 Notes Security Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent,

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

[Signature Page to 2029 Notes Security Agreement]